Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
U.S. Geothermal, Inc.
Boise, ID

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 2 to Form S-3 Registration Statement (No. 333-151858) and the Form S-8 Registration Statement (No. 333-141262) of our report dated June 9, 2008 on the financial statements of U.S. Geothermal, Inc. as of March 31, 2008 and the period then ended, our report dated March 5, 2008 on the financial statements of Empire Geothermal Power LLC., as of December 31, 2007 and 2006 and the inclusion of our name under the heading "Experts" in the Amendment No. 2 to the Form S-3 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 5, 2008

Bank of America Financial Center
601 W. Riverside, Suite 1940, Spokane, WA 99201
Phone (509) 838-5111 Fax (509) 838-5114
www.williams-webster.com
Center for Public Company Audit Firms
Private Companies Practice Section
AICPA, WSCPA